Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Teresa Burchfield, Chief Financial Officer of Sidus Space, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s quarterly report on Form 10-Q/A for the period ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 8, 2022	/s/ Teresa Burchfield
Teresa Burchfield Chief Financial Officer
(Principal Financial and Accounting Officer)